EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 24, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), and each person listed on the signature pages hereto under the caption "Stockholders" (each a "Stockholder" and, collectively, the "Stockholders").

      WHEREAS, pursuant to various acquisition agreements entered into with ARS (collectively, the "Acquisition Agreements"), each of the Stockholders has received on the date hereof shares of common stock, par value $.001 per share, of ARS ("Common Stock"); and

      WHEREAS, in order to induce the Stockholders to enter into their respective Acquisition Agreements, ARS has agreed to provide registration rights on the terms set forth in this Agreement for the benefit of the Stockholders;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the meanings assigned to them in this SECTION 1 or in the parts of this Agreement referred to below:

      ANNUAL DEMAND PERIOD: the period in any year while this Agreement is in effect which follows the date that is 91 days after the end of ARS's immediately preceding fiscal year.

      CODE: the Internal Revenue Code of 1986, as amended, and any successor thereto.

      COMMISSION: the Securities and Exchange Commission, and any successor thereto.

      DEMAND REGISTRATION: as defined in SECTION 3.

      EFFECTIVE TIME: as defined in SECTION 3.

      EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

      EXEMPT OFFERING: as defined in SECTION 2.

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      REGISTRABLE COMMON: shares of Common Stock that were issued to the
Stockholders pursuant to the Acquisition Agreements, and any additional shares of Common Stock issued or distributed in respect of any other shares of Registrable Common by way of a stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, shares of Registrable Common will cease to be Registrable Common when and to the extent that (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold pursuant to Rule 144 or (iii) such shares have been otherwise transferred to a person or entity that is not a Stockholder, other than pursuant to SECTION 11 hereof.

      REGISTRATION NOTICE: as defined in SECTION 2.

      REQUESTING HOLDERS: as defined in SECTION 3.

      RESTRICTED PERIOD: as defined in SECTION 3.

      RULE 144: Securities Act Rule 144 (or any similar or successor provision under the Securities Act).

      SECURITIES ACT: the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

      SELLING STOCKHOLDER: as defined in SECTION 12.

2. PIGGYBACK REGISTRATION RIGHTS. At any time before December 31, 2000, whenever ARS proposes to register any Common Stock for its own account under the Securities Act for a public offering for cash, other than a registration relating to the offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on either Form S-1 or Form S-4 under the Securities Act (or a successor to either Form S-1 or Form S-4) (any such offering or issuance being an "Exempt Offering"), ARS will give each Stockholder written notice of its intent to do so (a "Registration Notice") at least 20 days prior to the filing of the related registration statement with the Commission. Such notice shall specify the approximate date on which ARS proposes to file such registration statement and shall contain a statement that the Stockholders are entitled to participate in such offering and shall set forth the number of shares of Registrable Common (as hereinafter defined) that represents the best estimate of the lead managing underwriter (or if not known or applicable, ARS) that will be available for sale by the holders of Registrable Common in the proposed offering. If ARS shall have delivered a Registration Notice, each Stockholder shall be entitled to participate on the same terms and conditions as ARS in the public offering to which such Registration Notice relates and to offer and sell shares of Registrable Common therein only to the extent provided in this SECTION 2. Each Stockholder desiring to participate in such offering shall notify ARS no later than ten days following receipt of the Registration Notice of the aggregate number of shares of Registrable

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Common that such Stockholder then desires to sell in the offering. Each
Stockholder desiring to participate in such public offering may include shares of Registrable Common in the registration statement relating to the offering to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by ARS to be included therein. If the lead managing underwriter selected by ARS for a public offering (or, if the offering is not underwritten, a financial advisor to ARS) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering, there shall be included in the offering only that number of shares of Registrable Common, if any, that such lead managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering, PROVIDED that if the lead managing underwriter or financial advisor, as the case may be, determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold as aforesaid and so notifies ARS in writing, the number of shares of Registrable Common to be offered and sold by holders desiring to participate in the offering, shall be allocated among such holders on a pro rata basis based on their holdings of Registrable Common. ARS shall have the right at any time to reduce the number of shares requested by any Stockholder to be included in such registration to the extent that ARS reasonably concludes that inclusion of such shares is likely to jeopardize the non-recognition status under the Code of any acquisition transaction consummated pursuant to any of the Acquisition Agreements; PROVIDED that any determination to exclude shares from any such registration pursuant to this provision shall be based on advice of tax counsel to ARS or its independent accountants.

3. DEMAND REGISTRATION RIGHTS. At any time after the period ending on the second anniversary of the date of this Agreement (the "Restricted Period") (or if the two-year "holding" period for restricted securities under Rule 144 is reduced by the Commission, the Restricted Period will be correspondingly reduced) and before December 31, 2000, the holders of at least 51% of the shares of Registrable Common then outstanding may request (the Stockholders making such request are herein referred to as the "Requesting Holders") in writing that ARS file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Common then held by such Stockholders (a "Demand Registration"). Within ten days of the receipt of such request, ARS shall give written notice of such request to all other Stockholders and shall use its best efforts to effect as soon as practicable the registration under the Securities Act in accordance with SECTION 4 hereof (including without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Common which the Stockholders request be registered within 30 days after the mailing of such notice; PROVIDED, HOWEVER, that (i) ARS shall not be obligated to cause a registration statement respecting a Demand Registration to be filed initially more than ten days prior to, or to become effective under the Securities Act as of any time that is not within, an Annual Demand Period, (ii) ARS shall not be obligated to effect a Demand Registration if it is not eligible to use Form S-3 under the Securities Act, and (iii) ARS shall be obligated to effect only one Demand Registration pursuant to this
SECTION 3. In connection with a Demand Registration, the holders of a majority of shares of Registrable Common included in such Demand Registration, in their sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such offering, (b) to select, subject to the approval of ARS (which approval shall not be unreasonably withheld), a managing underwriter or underwriters to administer such offering,

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(c) to enter into an underwriting agreement for such offering and (d) to take such actions as may be necessary to close the sale of Registrable Common contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event such holders exercise their discretion under this paragraph to terminate a proposed Demand Registration, the terminated Demand Registration shall not constitute the Demand Registration under this SECTION 3, if the determination to terminate such Demand Registration (i) follows the exercise by ARS of any of its rights provided by the last two paragraphs of this SECTION 3 or (ii) results from a material adverse change in the condition (financial or other), results of operations or business of the Company. Notwithstanding the foregoing, a registration will not count as the Demand Registration under this Section 3 until such registration has become effective and unless the Requesting Holders are able to register and sell at least 50% of the shares of Registrable Common requested by them to be included in such registration.

      Notwithstanding the preceding paragraph, if ARS shall furnish to the Requesting Holders a certificate signed by the President of ARS stating that, in the good faith judgment of the Board of Directors of ARS, it would be detrimental to ARS and its stockholders if such registration statement were to be filed and it is therefore beneficial to defer the filing of such registration statement, ARS shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Requesting Holders. ARS shall promptly give notice to the holders of Registrable Common at the end of any delay period under this paragraph.

      Notwithstanding the preceding two paragraphs, if at the time of any request by the Requesting Holders for a Demand Registration, ARS has fixed plans to file within 90 days after such request for the sale of any of its securities in a public offering under the Securities Act (other than an Exempt Offering), no Demand Registration shall be initiated under this SECTION 3 until 90 days after the effective date of such registration unless ARS is no longer proceeding diligently to effect such registration; PROVIDED that ARS shall provide the holders of Registrable Common the right to participate in such public offering pursuant to, and subject to, SECTION 2 hereof.

4. REGISTRATION PROCEDURES. In connection with registrations under SECTIONS 2 and 3 hereof, and subject to the terms and conditions contained therein, ARS shall (a) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Common and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all Registrable Common which they requested to be registered); PROVIDED, HOWEVER, that such 120-day period shall be extended for a period equal to the period that a Stockholder agrees to refrain from selling any securities included in such registration in accordance with SECTION 8 hereof; (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to appropriately reflect the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary

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so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (c) provide to any Stockholder requesting to include shares of Registrable Common in such registration statement and a single counsel for all holders of Registrable Common requesting to include shares of Registrable Common in such registration statement, which counsel shall be selected by the holders of a majority of shares of Registrable Common requested to be included in such registration statement and shall be reasonably satisfactory to ARS, an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective; (d) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as the holders shall reasonably request for the distribution of the Registrable Common; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act; (f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as a Stockholder from time to time may reasonably request; (g) provide to any Stockholder requesting to include Registrable Common in such registration statement and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by such Stockholder or managing underwriter, reasonable access to appropriate officers and directors of ARS to ask questions and to obtain information reasonably requested by any such Stockholder, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; PROVIDED, HOWEVER, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by ARS of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) notify each Stockholder and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when ARS is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by ARS that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the completion of the distribution contemplated by such registration

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statement if it relates to an offering by ARS; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use its best efforts to obtain its withdrawal; (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; (k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on any securities exchange (including, for this purpose, the Nasdaq National Market) on which the Common Stock is then listed at the initiation of ARS; (l) use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of ARS) in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement; (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common; and
(o) use reasonable diligence to obtain a "comfort letter" from ARS's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. As used in this SECTION 4 and elsewhere herein, the term "underwriters" does not include any Stockholder.

5. UNDERWRITING AGREEMENT. In connection with each registration pursuant to SECTIONS 2 and 3 covering an underwritten registered public offering, ARS and each participating Stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of ARS's size and investment stature, including provisions for indemnification by ARS and each Selling Stockholder as more fully described in SECTION 12 hereof.

6. AVAILABILITY OF RULE 144. Notwithstanding anything contained herein to the contrary, (including SECTIONS 2 and 3 hereof), ARS shall not be obligated to register shares of Registrable Common held by any Stockholder when the resale provisions of Rule 144(k) are available to such Stockholder or such Stockholder is otherwise entitled to sell the shares of Registrable Common held by him or her in a brokerage transaction without registration under the Securities Act and without limitation as to volume or manner of sale or both.

7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registrable Common held by the Stockholders to the public without registration, ARS agrees to:

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      (a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after 90 days following the effective date of the registration statement;

      (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of ARS under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements; and

      (c) so long as a Stockholder owns any shares of Registrable Common, furnish to the Stockholder forthwith upon request a written statement by ARS as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of ARS, and such other reports and documents filed in accordance with such reporting requirements as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration; and

      (d) if required by the transfer agent and registrar for the Common Stock, use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of ARS) addressed to such transfer agent and registrar, with respect to any sale of shares of Registerable Common pursuant to Rule 144 (or, at the option of ARS, pay the reasonable fees and expenses of legal counsel retained by a Stockholder to provide such an opinion).

8. MARKET STANDOFF.

      (a) In consideration of the granting to Stockholders of the registration rights pursuant to this Agreement, each Stockholder agrees that, for so long as such Stockholder holds shares of Registrable Common, except as permitted by SECTIONS 2 and 3 hereof, such Stockholder will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Common Stock in the ten days prior to the effectiveness of any registration (other than relating to an Exempt Offering) of Common Stock for sale to the public and for up to 90 days following the effectiveness of such registration.

      (b) Except for Exempt Offerings or in connection with the acquisition by ARS of another company or business, ARS shall not offer to sell or sell any shares of capital stock of ARS during the 90-day period immediately following the commencement of an underwritten public offering of shares of Registrable Common pursuant to a Demand Registration.

9. REGISTRATION EXPENSES. All expenses incurred in connection with any registration, qualification and compliance under this Agreement (including, without limitation, all registration, filing, qualification, legal, printing and accounting fees) shall be borne by ARS. All underwriting commissions and discounts applicable to shares of Registrable Common included in the registrations under this Agreement shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Subject to the foregoing, all expenses incident to ARS's

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performance of or compliance with this Agreement, including, without limitation, all filing fees, fees and expenses of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Common), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of ARS's officers and employees performing legal or accounting duties), the fees and expenses applicable to shares of Registrable Common included in connection with the listing of the securities to be registered on each securities exchange (including, for this purpose, the Nasdaq National Market) on which similar securities issued by ARS are then listed at the initiation of ARS, registrar and transfer agents' fees and fees and disbursements of counsel for ARS and its independent certified public accountants, securities act liability insurance of ARS and its officers and directors (if ARS elects to obtain such insurance), the fees and expenses of any special experts retained by ARS in connection with such registration and fees and expenses of other persons retained by ARS and incurred in connection with each registration hereunder (but not including, without limitation, any underwriting fees, discounts or commissions attributable to the sale of Registrable Common, fees and expenses of counsel and any other special experts retained by the holders of Registrable Common in connection with a registration required hereunder, and transfer taxes, if any), will be borne by ARS.

10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Common may participate in any underwritten registration hereunder unless such holder
(a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11. TRANSFER OF REGISTRATION RIGHTS; ADDITIONAL GRANTS OF REGISTRATION RIGHTS. The registration rights provided to the holders of Registrable Common under SECTIONS 2 and 3 hereof may not be transferred to any other person or entity, except to another Stockholder or pursuant to the laws of descent and distribution; PROVIDED that such transferees are bound by and subject to the terms and conditions contained herein. The Company may, without the prior consent of the Stockholders, extend the registration rights provided for in this Agreement to additional persons or entities who become holders of Common Stock subsequent to the date of this Agreement by entering into one or more addenda to this Agreement with any such stockholders, and, upon execution of any such addenda, any stockholder that is a party thereto shall thereafter be a "Stockholder" for purposes of this Agreement and any shares of Common Stock referred to therein as such shall be shares of "Registrable Common" for purposes of this Agreement. Nothing herein shall limit the ability of ARS to grant to any person or entity any registration or similar rights in the future with respect to Common Stock or other securities of ARS (whether pursuant to the foregoing provision or otherwise).

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12. INDEMNIFICATION AND CONTRIBUTION.

            (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, ARS agrees to indemnify and hold harmless each Stockholder who sells shares of Registrable Common in a registered offering pursuant to either SECTION 2 or
SECTION 3 hereof (a "Selling Stockholder"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to ARS by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use therein. In connection with an underwritten offering of shares of Registrable Common, ARS will indemnify any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Selling Stockholders provided in this SECTION 12(A). Notwithstanding the foregoing, ARS's indemnification obligations with respect to any preliminary prospectus shall not inure to the benefit of any Selling Stockholder or underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of shares of Registrable Common was not sent or given to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus.

            (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by a Selling Stockholder of notice of any claim or the commencement of any action or proceeding brought or asserted against such Selling Stockholder in respect of which indemnity may be sought from ARS, such Selling Stockholder shall notify ARS in writing of the claim or the commencement of that action or proceeding; PROVIDED, HOWEVER, that the failure to so notify ARS shall not relieve ARS from any liability that it may have to the Selling Stockholder otherwise than pursuant to the indemnification provisions of this Agreement. If any such claim or action or proceeding shall be brought against a Selling Stockholder and such Selling Stockholder shall have duly notified ARS thereof, ARS shall have the right to assume the defense thereof, including the employment of counsel. Such Selling Stockholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Stockholder unless (i) ARS has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both such Selling Stockholder and ARS, and such Selling Stockholder shall have been advised by counsel that there may be one or

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more legal defenses available to such Selling Stockholder which are different from or additional to those available to ARS, in which case, if such Selling Stockholder notifies ARS in writing that it elects to employ separate counsel at the expense of ARS, ARS shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Stockholder; it being understood, however, that ARS shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Selling Stockholders. ARS shall not be liable for any settlement of any such action or proceeding effected without ARS's written consent.

            (c) INDEMNIFICATION BY HOLDERS OF REGISTRABLE COMMON. In connection with any registration in which a Selling Stockholder is participating, such Selling Stockholder will furnish to ARS in writing such information and affidavits as ARS reasonably requests for use in connection with any related registration statement or prospectus. To the extent permitted by law, each Selling Stockholder agrees to indemnify and hold harmless ARS, its directors and officers who sign the registration statement relating to shares of Registrable Common offered by such Selling Stockholder and each person, if any, who controls ARS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from ARS to such Selling Stockholder, but only with respect to information concerning such Selling Stockholder furnished in writing by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use in any registration statement or prospectus relating to shares of Registrable Common offered by such Selling Stockholder, or any amendment or supplement thereto, or any related preliminary prospectus. In case any action or proceeding shall be brought against ARS or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Stockholder, such Selling Stockholder shall have the rights and duties given to ARS, and ARS or its directors or officers or such controlling persons shall have the rights and duties given to such Selling Stockholder, by the preceding paragraph. Each Selling Stockholder also agrees to indemnify and hold harmless any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of ARS provided in this SECTION 12(C). Notwithstanding anything to the contrary herein, in no event shall the amount paid or payable by any Selling Stockholder under this SECTION 12(C) exceed the amount of proceeds received by such Selling Stockholder from the offering of the Registrable Common.

            (d) CONTRIBUTION. If the indemnification provided for in this
SECTION 12 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant

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equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. ARS and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this
SECTION 12(D) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this SECTION 12(D). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this SECTION 12, the indemnifying parties shall indemnify each indemnified party to the full extent provided in SECTIONS 12(A) and (C) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 12(D)

13. MISCELLANEOUS.

      (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless ARS has obtained the written consent of holders of at least 51% of the shares of Registrable Common then outstanding.

      (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopy, or registered or certified mail (return receipt requested), postage prepaid, or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice), PROVIDED that notices of a change of address shall be effective only upon receipt thereof. Notices sent by mail shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery by the courier.
Notices shall be sent to the following addresses:

            (i) if to a Stockholder, at the most current address given by such Stockholder to ARS in a writing making specific reference to this Agreement;

            (ii)  if to ARS, at the following address:

                        American Residential Services, Inc.
                        5850 San Felipe
                        Suite 500
                        Houston, Texas 77057
                        Attn:  C. Clifford Wright, Jr.
                        Telecopy:  (713) 706-6178
      with copies to:   Baker & Botts, L.L.P.
                        3000 One Shell Plaza
                        Houston, Texas 77002-4995
                        Attn:  James L. Leader, Esq.
                        Telecopy:  (713) 229-1522

      (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties.

      (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS
APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN
THAT STATE.

      (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all the rights and privileges of the Stockholders shall be enforceable to the fullest extent permitted by law.

      (h) ENTIRE AGREEMENT; TERMINATION. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement, except the provisions of SECTION 12 (which shall survive until the expiration of the applicable statutes of limitations) and this
SECTION 13, shall terminate and be of no further force or effect on December 31, 2000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ARS:

                                    AMERICAN RESIDENTIAL SERVICES, INC.

                                    By:
                                          John D. Held
                                          Senior Vice President


                                    STOCKHOLDERS:

                                         Gorden H. Timmons


                                         Gorden H. Timmons, as trustee
                                         Under Gorden H. Timmons
                                         Retained Annuity Trust


                                          *
                                          William Quick


                                          *
                                          Mark Strong


                                          *
                                          George Walker


                                          *
                                          John Lee

                                          *
                                          David Bowey


                                          *
                                          Jeff Long


                                          *
                                          Wyatt Hammack


                                          *
                                          Amanda Fogarty


                                          *
                                          Amy Timmons Mahoney


                                          *
                                          Melanie Berg Dehaven



                                          *
                                          Marc Fogarty



                                          *
                                          Robert Childers



                                          *
                                          Elton Starling

                                          *
                                          Scott Stepp


                                          *
                                          Timothy Jay Browder


                                          *
                                          Victor Musmanno


                                          *
                                          William Strickland


                                          *
                                          Al Lewis


                                          *
                                          Ron Washington


                                          *By:
                                              Gorden H. Timmons
                                              Attorney-in-Fact



                                          Howard Hauser

                                          Patricia Hauser



                                          Gary Daymon



                                          C. Clifford Wright, Jr.



                                          Howard S. Hoover, Jr.



                                          William P. McCaughey



                                          Elizabeth England (Hoover) Rotan
                                          As Co-Trustee for the benefit of the
                                          Elizabeth England (Hoover)
                                           Rotan 1996 Family Trust



                                          Elizabeth England (Hoover) Rotan
                                          As Co-Trustee of the Edward McCall
                                           Rotan II
                                          1996 Family Trust



                                          J. Barrett Rouse
                                          As Co-Trustee for the benefit of the
                                          Elizabeth England (Hoover) Rotan 1996
                                           Family Trust

                                          J. Barrett Rouse
                                          As Co-Trustee for the benefit of the
                                          Elizabeth England (Hoover) Rotan 1996
                                           Family Trust


                                          EQUUS II INCORPORATED


                                          By:
                                              Name:
                                              Title:


                                          Robert J. Rogoff


                                          Elliott Sokolow


                                          Bruce L. Menditch


                                          Frank N. Menditch


                                          Howard C. Menditch